  C L I F F O R D                                  LIMITED LIABILITY PARTNERSHIP
  C H A N C E

                                                                  CONFORMED COPY

                                  HSBC BANK PLC
                            as Transferor Beneficiary

                                       AND

                           TURQUOISE FUNDING 1 LIMITED
                           TURQUOISE FUNDING 2 LIMITED
                            as Investor Beneficiaries

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                               BENEFICIARIES DEED

             ------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                      PAGE

THIS BENEFICIARIES DEED is made in Jersey, Channel Islands on 23 May 2006 as a
Deed

BY AND BETWEEN:

(1)     HSBC BANK PLC, a public limited liability company registered in England and Wales (registered number 14259) having its registered office at 8
        Canada Square, London, E14 5HQ (the "TRANSFEROR BENEFICIARY").

(2)     TURQUOISE FUNDING 1 LIMITED, a private limited liability company incorporated in Jersey, Channel Islands, with registration number 92327 and having its registered office at 26 New Street, St Helier, Jersey
        (the "LOAN NOTE ISSUER" and an "INVESTOR BENEFICIARY").

(3)     TURQUOISE FUNDING 2 LIMITED, a private limited liability company incorporated in Jersey, Channel Islands, with registration number 92329 and having its registered office at 26 New Street, St Helier, Jersey
        (the "DORMANT INVESTOR BENEFICIARY" and an "INVESTOR BENEFICIARY").

(and together the Transferor Beneficiary, the Loan Note Issuer and the Dormant
Investor Beneficiary being the "BENEFICIARIES" and each a "BENEFICIARY").

WHEREAS:

(A)     The parties hereto are, inter alios, parties to a Receivables Trust Deed and Servicing Agreement dated on or about 23 May 2006, as amended or varied from time to time, (the "RTDSA") pursuant to which, inter alia, the Receivables Trust was constituted and the Receivables Trustee holds all Trust Property on trust for the beneficiaries described therein.

(B)     This Deed sets out certain agreements between the parties regarding matters in relation to which, pursuant to the terms and conditions of the RTDSA, any authorisation, direction, consent, waiver or any other act is needed to be given by an Investor Beneficiary (whether acting on its own or acting together with any other Beneficiaries).

(C)     The parties intend that this Deed shall be without prejudice to the absolute beneficial entitlement of each of them (as against the
        Receivables Trustee) to the Trust Property as set out in the RTDSA and
        any applicable Supplement.

NOW IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

1.1     Whenever used in this Deed and in the recitals hereto, the words and phrases defined in the Master Definitions Schedule set out in Schedule 6
        of the Receivables Trust Deed and Servicing Agreement of even date herewith, as amended, shall, unless otherwise defined herein or the context requires otherwise, bear the same meaning herein.

1.2     Clause headings are for ease of reference only and do not form part of this Deed.

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2.      AGREEMENT OF BENEFICIARIES

2.1     DISPOSAL OF BENEFICIAL ENTITLEMENT UNDER THE RECEIVABLES TRUST BY OTHER
        BENEFICIARIES

        2.1.1   Each Investor Beneficiary hereby agrees that in respect of the giving of its consent in the circumstances described in Clause
                4.3(a)(ii) of the RTDSA, that it will give its consent in
                accordance with the direction of the Investor Beneficiary
                proposing such disposal.

        2.1.2   The Transferor Beneficiary hereby agrees that in respect of the giving of its consent in the circumstances described in Clause
                4.3(a)(ii) of the RTDSA, that it will give its consent in
                accordance with the direction of the Investor Beneficiary
                proposing such disposal (such consent not be unreasonably
                withheld) provided that following the occurrence of any of the
                Trust Pay Out Events specified in Clause 6.1(a), 6.1(b) or
                6.1(c), the consent of the Transferor Beneficiary shall be given immediately upon request.

2.2     CONTRIBUTIONS AND ADDITIONAL BENEFICIARIES

        Each existing Investor Beneficiary hereby agrees in respect of the giving of its consent pursuant to Clause 4.5(a) of the RTDSA in the circumstances described in Clause 4.4 (Contributions and Additional
        Beneficiaries) of the RTDSA, that it will give its consent in accordance with the direction of the Transferor Beneficiary.

2.3     APPOINTMENT OF CO-RECEIVABLES TRUSTEE OR SEPARATE RECEIVABLES TRUSTEE

        Each existing Investor Beneficiary hereby agrees in respect of the giving of its consent in the circumstances described in Clause 7.6(a) of the RTDSA, that it will give its consent in accordance with the direction of the Transferor Beneficiary PROVIDED THAT it will not be obliged to give its consent if the proposed appointment is a result of a
        Material Adverse Effect resulting from the nature or status of the
        Receivables Trustee or the Receivables Trust.

2.4     COVENANTS BY THE RECEIVABLES TRUSTEE

        Each existing Investor Beneficiary hereby agrees that in respect of the giving of its consent in the circumstances described in Clause 7.13(a)
        of the RTDSA other than in respect of Permitted Activities, that it will give its consent in accordance with the direction of the Transferor
        Beneficiary PROVIDED THAT it will not be obliged to give its consent if the proposed circumstance is a result of a Material Adverse Effect resulting from the nature or status of the Receivables Trustee or the
        Receivables Trust.

2.5     WAIVER OF PAST DEFAULTS

        Each existing Investor Beneficiary and the Transferor Beneficiary hereby agree that where an  Investor  Beneficiary  is  adversely  affected by a default of the Servicer or the Transferor in the circumstances described in Clause 11.5 of the RTDSA,  such Investor  Beneficiary  must represent not less than 66 per cent. of the Investor  Interest of each Outstanding
        Issuance  in order  to  instruct  the  Receivables  Trustee  to waive in writing any default by the Servicer or the Transferor.

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2.6     AMENDMENT

        (a)     Subject to Clause 2.6(b) below, each existing Investor
                Beneficiary hereby agrees that in respect of the giving of its consent in the circumstances described in Clause 12.2(a) of the
                RTDSA, that it will give its consent in accordance with the direction of the Transferor Beneficiary.

        (b)     Each Investor Beneficiary and the Transferor Beneficiary agrees that in respect of the giving of consent in the circumstances described in Clause 12.2(a) of the RTDSA in the case of a
                material amendment to the Permitted Activities of the
                Receivables Trustee, the prior written consent of the Investor
                Beneficiaries representing in aggregate not less than 50% of the aggregate of the Investor Interests of all Outstanding Issuance
                materially affected by such amendment shall be required.

2.7     ASSIGNMENT

        Each existing Investor Beneficiary and the Transferor Beneficiary hereby agree that where the Investor Beneficiaries seek to require the
        Receivables Trustee to consent in the circumstances described in Clause
        12.7 (Assignment) of the RTDSA, such Investor Beneficiaries must represent in aggregate not less than 66 2/3% of the Combined Aggregate
        Investor Interest.

2.8     EXERCISE OF RIGHTS BY TRANSFEROR BENEFICIARY

        The Transferor Beneficiary hereby agrees with each existing Investor
        Beneficiary that it shall not exercise any beneficial rights or entitlements it may have to Ineligibles Bare Trust Property pursuant to the RTDSA or any Supplement thereto in such a way as to prejudice the beneficial rights or entitlements of any Beneficiary to Undivided Bare
        Trust Property in the Undivided Bare Trust of the Receivables Trust.

2.9     OPTIONAL AMORTISATION

        Each existing Investor Beneficiary and the Transferor Beneficiary hereby agree that upon the request of the Transferor Beneficiary to issue an optional amortisation notice pursuant to the provisions of any
        Supplement, the following shall occur:

        (a)     each Investor Beneficiary to the extent the proceeds of any increase in the Investor Interest of an existing Series or the creation of an Investor Interest in respect of a new Series would not be used to reduce the Investor Interest of any Series will agree to an optional amortisation of the Investor Interest and to the issue of such notice and will promptly sign such notice upon the request of the Transferor Beneficiary; and

        (b)     each  Investor  Beneficiary,  to the extent the  proceeds of any increase in the Investor  Interest of an existing  Series or the creation  of an  Investor  Interest  in  respect of a new Series would be used to reduce the  Investor  Interest  of any  Series, will  only  agree to a  optional  amortisation  of the  Investor
                Interest of

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                such  Series if it obtains  the  consent  of the  holders of the
                Associated  Debt in respect of such Series (such  consent not to be unreasonably withheld).

2.10    PARTIAL AMORTISATION

        Each existing Investor Beneficiary and the Transferor Beneficiary hereby agree that upon request of the Transferor Beneficiary to issue a partial amortisation notice to the Receivables Trustee in the form provided by the Transferor Beneficiary pursuant to the provisions of any Supplement, it will agree to a partial amortisation of the Investor Interest and to the issue of a partial amortisation notice to the Receivables Trustee in the form provided by the Transferor Beneficiary and will promptly sign such notice upon the request of the Transferor Beneficiary.

2.11    ACCELERATED AMORTISATION PERIOD

        Each existing Investor Beneficiary and the Transferor Beneficiary hereby agree that upon request of the Transferor Beneficiary to issue an accelerated amortisation period notice to the Receivables Trustee in the form provided by the Transferor Beneficiary pursuant to the provisions of any Supplement, it will agree to a commencement of an accelerated amortisation period of the Investor Interest and to the issue of an accelerated amortisation period notice to the Receivables Trustee in the form provided by the Transferor Beneficiary and will promptly sign such notice upon the request of the Transferor Beneficiary.

3.      MISCELLANEOUS PROVISIONS

3.1     AMENDMENTS

        This Deed may not be amended other than with the agreement in writing of all parties hereto.

3.2     GOVERNING LAW AND JURISDICTION

        3.2.1   This Deed shall be governed by, and construed in accordance with the laws of England and Wales and the obligations, rights and remedies of the parties hereunder shall be determined in
                accordance with such laws.

        3.2.2   JURISDICTION

                (a)   Each existing Investor Beneficiary and the Transferor
                      Beneficiary irrevocably agree for the benefit of each
                      other that the courts of England and Wales shall have
                      non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which
                      may arise out of or in connection with this Deed, and for
                      such purpose, irrevocably submit to the jurisdiction of
                      such courts.

                (b)   Each existing Investor Beneficiary and the Transferor
                      Beneficiary irrevocably waive any objection which they
                      might now or hereafter have to the courts of England and
                      Wales referred to above being nominated as the forum to
                      hear and determine any suit, action or proceeding, and to

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                      settle any disputes, which may arise out of or in
                      connection with this Deed and agree not to claim that any
                      such court is not a convenient or appropriate forum.

                (c)   The submission to the jurisdiction of the courts of
                      England and Wales referred to above shall not (and shall
                      not be construed so as to) limit the right of any person
                      to take proceedings against each existing Investor
                      Beneficiary or the Transferor Beneficiary in any other
                      court of competent jurisdiction nor shall the taking of
                      proceedings in any one or more jurisdictions preclude the
                      taking of proceedings in any other jurisdiction, whether
                      concurrently or not if and to the extent permitted by
                      applicable law.

                (d)   Each party hereto (if it is not incorporated in England
                      and Wales) irrevocably appoints the persons specified
                      against its name on the execution pages hereto to accept
                      service of any process on its behalf and further
                      undertakes to the other parties hereto that it will at all times during the continuance of this Deed maintain the
                      appointment of some person in England and Wales as its
                      agent for the service of process and irrevocably agrees
                      that service of any writ, notice or other document for the purpose of any suit, action or proceeding in the English
                      courts shall be duly served upon it if delivered or sent
                      by registered post to the address of such appointee (or to such other address in England and Wales as that party may
                      notify to the other parties hereto).

3.3     COUNTERPARTS

        This Deed may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

3.4     ENTIRE AGREEMENT

        Except as specifically stated otherwise herein, this Deed sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings between the parties, written or oral, are superseded by this Deed. This Deed may not be modified, amended, waived or supplemented except as provided herein.

3.5     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

        A person who is not a party to this Deed has no right under the
        Contracts (Rights of Third Parties) Act 1999 to enforce any term of this
        Deed and no such person shall have any right or remedy pursuant to or by virtue of any provisions of this Deed.

3.6     NO AGENCY, TRUST, FIDUCIARY OR JOINT VENTURE RELATIONSHIP

        Nothing in this Deed shall result in the creation of any agency, trust, fiduciary or joint venture relationship between the existing Investor
        Beneficiaries and the Transferor

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        Beneficiary   nor  shall  any   covenants,   duties,   responsibilities,
        obligations  or  liabilities  which are not  expressly set out herein be implied in this Deed or otherwise  exist  against the existing  Investor
        Beneficiaries or the Transferor Beneficiary.

IN WITNESS WHEREOF, HSBC Bank plc (in its capacity as Transferor Beneficiary), the Loan Note Issuer and the Dormant Investor Beneficiary have caused this Deed to be duly executed and delivered by their duly authorised representatives on the day and year first above written.

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                                 EXECUTION PAGE

TRANSFEROR BENEFICIARY

EXECUTED AS A DEED                        )
By MICHAEL WORSFOLD                       )     MICHAEL WORSFOLD
acting as attorney                        )
for and on behalf of                      )
HSBC BANK PLC                             )
in the presence of:                       )

Signature of witness:              ANDREW HUTCHINSON
                              ---------------------------
Name of witness:                   ANDREW HUTCHINSON
                              ---------------------------
Address:                           8 CANADA SQ, LONDON
                              ---------------------------
Occupation:                        LEGAL ADVISER
                              ---------------------------

LOAN NOTE ISSUER

Executed as a deed by                                   )
TURQUOISE FUNDING 1 LIMITED                             )         S.M. HOLLYWOOD
                                                        )         DIRECTOR

                                                                   PROCESS AGENT
                                             Clifford Chance Secretaries Limited
                                                            10 Upper Bank Street
                                                                  London E14 5JJ

DORMANT INVESTOR BENEFICIARY

Executed as a deed by                                   )
TURQUOISE FUNDING 2 LIMITED                             )
                                                        )        S.M. HOLLYWOOD
                                                                 DIRECTOR

                                                                   PROCESS AGENT
                                             Clifford Chance Secretaries Limited
                                                            10 Upper Bank Street
                                                                  London E14 5JJ

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